Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL INFORMATION

SBC is providing the following unaudited pro forma condensed combined and consolidated financial information to aid you in your analysis of the financial aspects of the Merger and related transactions. The following summary unaudited pro forma condensed combined and consolidated financial information presents the combination of the financial information of Pono and SBC adjusted to give effect to the Merger and related transactions. The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The historical financial information of Pono was derived from the unaudited condensed consolidated interim financial statements of Pono as of and for the six months ended June 30, 2024 and the audited consolidated financial statements of Pono as of and for the year ended December 31, 2023, as incorporated herein by reference. The historical financial information of SBC was derived from the unaudited interim condensed consolidated financial statements of SBC as of and for the six months ended June 30, 2024 and the audited consolidated financial statements of SBC as of and for the year ended December 31, 2023, each of which are incorporated in this Current Report on Form 8-K by reference. Such unaudited pro forma financial information has been prepared on a basis consistent with the audited financial statements of Pono and SBC, respectively, and should be read in conjunction with the historical financial statements and related notes, each of which is included elsewhere in this proxy statement. This information should also be read together with the sections titled “Pono’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “SBC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The Merger is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Pono was treated as the “acquired” company for financial reporting purposes. SBC has been determined to be the accounting acquirer because existing SBC shareholders, as a group, retained the largest portion of the voting rights in the combined entity, the executive officers of SBC are the initial executive officers of the combined company, and the operations of SBC are the continued operations of the combined company.

The unaudited pro forma condensed combined and consolidated balance sheet as of June 30, 2024 assumes that the Merger and related transactions occurred on June 30, 2024. The unaudited pro forma condensed combined and consolidated statements of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023, gives pro forma effect to the Merger and related transactions as if they had occurred on January 1, 2023. Pono and SBC have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

These unaudited pro forma condensed combined and consolidated financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Merger and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined and consolidated financial information.

Description of the Merger

On January 31, 2023, the Company entered into Merger Agreement (as amended and restated on June 21, 2023) with SBC, a Delaware corporation. Pursuant to the Merger Agreement, among other things and subject to the terms and conditions contained therein, Pono and SBC have effected the merger with the SBC continuing as the surviving entity, as a result of which all of SBC securities issued and outstanding immediately prior to the effective time of the Merger, are no longer outstanding and have been automatically be cancelled and ceased to exist, in exchange for the right for each SBC stockholder to receive its pro rata share of the stockholder merger consideration.

In accordance with the terms and subject to the conditions of the Merger Agreement, the aggregate consideration for the Merger, the holders of SBC securities collectively to be entitled to receive from Pono, in the aggregate, a number of Pono securities with an aggregate value equal to (a) $1,200,000,000, minus (b) the amount, if any, by which $3,000,000 exceeds SBC’s net working capital, plus (c) the amount, if any, by which SBC’s net working capital exceeds $3,000,000, minus (d) the aggregate amount of any outstanding indebtedness (minus cash held by SBC) of SBC at Closing, minus (e) specified transaction expenses of SBC associated with the Merger. Pursuant to the First Amendment to the Merger Agreement entered into on September 8, 2023 (the “Amendment”), the $1,200,000,000 amount in the Merger Consideration calculation above was reduced to $1,000,000,000 (collectively, the “Merger Consideration”).

SBC and Pono agree that Pono shall issue to Mehana Capital LLC (the “Sponsor”) one million two hundred thousand (1,200,000) shares of Pono Class A Common Stock for no additional consideration (the “Sponsor Shares”). The Sponsor Shares shall be issued on the date that is the earlier of (a) the six (6) month anniversary of the Closing or (b) the expiration of the “Founder Shares Lock-up Period” provided, however, that the Sponsor in its sole discretion may direct Pono to issue all or a portion of the Sponsor Shares on such earlier or later date as it shall determine (which date shall not be earlier than the Closing). The Sponsor Shares shall be fully registered on the date of such grant except that, in the event that any portion of the Sponsor Shares are issued at the Closing, Pono shall register such shares promptly thereafter in accordance with the terms of the Registration Rights Agreement.

Non-redemption agreement

On January 11, 2024, the Company entered into a non-redemption agreement with an unaffiliated investor (the “Holder”) which agreed to acquire from public stockholders of the Company 1,500,000 to 1,700,000 shares of Class A common stock in the open market, at a prices no higher than the redemption price per share payable to stockholders who exercise redemption rights in connection with the stockholder vote to approve the Company’s proposed business combination (“Business Combination”) with SBC Medical Group Holdings Incorporated, a Delaware corporation (the “Target”), prior to the stockholder meeting to vote on the Extension Amendment (the “Meeting Date”) and to agree to waive its redemption rights and hold the shares until after the closing of the Business Combination. In consideration of the Holder’s agreement to waive its redemption rights with respect to the shares, and subject to (i) the Holder acquiring 1,500,000 to 1,700,000 shares of Common Stock in the open market, and (ii) Holder’s satisfaction of its other obligations under the non-redemption agreement, the Company, on the closing date of the Business Combination, provided that Holder has continued to hold the Holder’s shares through the closing date, SBC and Yoshiyuki Aikawa, the chief executive officer of SBC, shall cause to be issued or transferred to Holder a number of shares of Common Stock held by Dr. Aikawa (the “Incentive Shares”), which will equal one (1) Incentive Share for each public share purchased in the open market pursuant to the non-redemption agreement that is continuously owned by Holder until the closing date of the Business Combination. This non-redemption agreement terminates on the earliest to occur of (i) the closing date of the Business Combination, (ii) the termination of the related Business Combination Agreement, or (iii) April 30, 2024 (the “Clearance Date”) if the Company has not cleared all SEC comments to its proxy statement in connection with the Business Combination by that date. On March 15, 2024, the parties to the 2024 Non-Redemption agreement entered into an amendment to the 2024 Non-Redemption agreement to extend the Clearance Date to June 30, 2024, and to agree to close the business combination on or before August 31, 2024. At close of the Merger, there were 1,503,473 shares of Class A common stock held by the Holder under the non-redemption agreements.

The pro forma adjustments giving effect to the Business Combination and related transactions are summarized below, and are discussed further in the footnotes to these unaudited pro forma condensed combined and consolidated financial statements:

●	the consummation of the Business Combination and reclassification of cash held in Pono’s Trust Account to cash and cash equivalents, net of redemptions (see below); and

●	the accounting for deferred offering costs and transaction costs incurred by both Pono and SBC.

Prior to the Closing, Pono’s public stockholders holding 135,471 shares of Class A common stock elected to redeem such shares.

The following summarizes the pro forma ownership of common stock of SBC following the Business Combination and related transactions:

	Number of Shares	%
SBC Stockholders(1)	94,462,433	81.5%
Shares underlying private warrants issued by SBC(2)	3,137,998	2.7%
Shares underlying public warrants	11,500,000	9.9%
Pono Public Stockholders(3)	1,513,945	1.3%
Pono Sponsor and affiliates(4)	5,343,750	4.6%
Representative Shares(5)	57,500	—%
Pro forma fully diluted common stock at June 30, 2024	116,015,626	100.0%

(1)	Includes 270,000 shares issued to SBC stockholders upon the automatic conversion of the $2,700,000 convertible promissory note outstanding at one share for each $10 of additional capital contribution immediately prior to the merger being effected in connection the consummation of the Business Combination.

(2)	Includes (i) 2,325,279 shares underlying private warrants issued by SBC to Second ZUU Target Fund for SBC Medical Group HD Investment Business Partnership, a consultant to SBC and (ii) 812,719 shares underlying private warrants issued by SBC to HeartCore Enterprises, Inc., a consultant to SBC.

(3)	Includes 1,503,473 shares of Pono Class A common stock are not redeemed under the non-redemption agreement.

(4)	Includes (i) 2,875,000 Founder Shares and 634,375 Class A shares of common stock held by the Sponsor, (ii) 1,200,000 shares issued to the Sponsor at Closing, and (iii) 634,375 shares of common stock underlying the Placement Warrants. 339,565 of these shares are to be issued to the Non-Redemption Agreement Investors pursuant to the Non-Redemption Agreements.

(5)	Represents Pono Class A common stock held by the Underwriter.

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2024

	Pono Capital Two, Inc. (Historical)	SBC Medical Group Holdings Incorporated (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$1,384,834	$103,702,770	$16,584,559	B	$115,644,883
	—	—	(6,027,280)	D	—
Accounts receivable	—	2,315,948	—		2,315,948
Accounts receivable - related parties	—	23,857,674	—		23,857,674
Inventories	—	1,947,005	—		1,947,005
Short-term investments	—	—	—		—
Income tax recoverable	—	—	—		—
Finance lease receivables, current - related parties	—	6,598,828	—		6,598,828
Loan receivables, current	—	14,525,297	—		14,525,297
Other receivables - related party	—	5,245,990	—		5,245,990
Prepaid expenses and other current assets	59,253	11,526,931	(2,700,000)	E	8,886,184
Total current assets	1,444,087	169,720,443	7,857,279		179,021,809
Marketable securities held in Trust Account	18,081,721	—	(1,497,162)	A	—
			(16,584,559)	B
Property and equipment, net	—	11,879,132	—		11,879,132
Intangible assets, net	—	14,828,253	—		14,828,253
Long-term investments	—	4,635,304	—		4,635,304
Goodwill, net	—	3,148,091	—		3,148,091
Finance lease receivables, non-current - related parties	—	3,450,699	—		3,450,699
Operating lease right-of-use assets	—	4,614,597	—		4,614,597
Deferred tax assets	—	868,604	—		868,604
Loan receivables, non-current	—	6,664,910	—		6,664,910
Long-term prepayments	—	3,633,491	—		3,633,491
Long-term payments - related parties	—	17,369,040	—		17,369,040
Other assets	—	14,433,783	—		14,433,783
Total assets	$19,525,808	$255,246,347	$(10,224,442)		$264,547,713

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$76,988	$14,602,870	$(67,229)	D	$14,612,629
Advance from customers	—	1,103,522	—		1,103,522
Advance from customers - related parties	—	15,803,809	—		15,803,809
Accrued expenses and other current liabilities	659,634	14,022,067	(686,732)	D	13,994,969
Convertible Promissory Note	2,700,000	—	(2,700,000)	E	—
	—	—	—		—
Income tax payable	2,039	12,773,567	—		12,775,606
Franchise tax payable	15,545	—	—		15,545
Excise tax payable	1,030,436	—	—		1,030,436
Notes payable, current - related parties	—	9,672,886	—		9,672,886
Income tax payable	—	—	—		—
Operating lease liabilities, current	—	3,449,126	—		3,449,126
Current portion of long-term loans	—	112,042	—		112,042
Due to related parties	—	3,469,183	—		3,469,183
Total current liabilities	4,484,642	75,009,072	(3,453,961)		76,039,753
Long-term loans	—	646,878	—		646,878
Notes payable, non-current - related parties	—	14,147,360	—		14,147,360
Deferred tax liabilities	—	2,316,808	—		2,316,808
Operating lease liabilities, non-current	—	1,454,794	—		1,454,794
Deferred underwriting fee payable	4,025,000	—	(4,025,000)	D	—
Other liabilities	—	1,015,841	—		1,015,841
Total liabilities	8,509,642	94,590,753	(7,478,961)		95,621,434

Class A common stock subject to possible redemption	2,185,602	—	(1,497,162)	A	—
			(688,440)	C

Stockholders’ equity (deficit)
Common stock	—	795	1	C	10,074
			120	G
			9,158	H
Class A common stock	503	—	(503)	H	—
Additional paid-in capital	15,426,142	36,887,905	688,439	C	73,212,120
			(185,510)	D
			(6,596,081)	F
			(120)	G
			(8,655)	H
			27,000,000	I
Retained earnings / (accumulated deficit)	(6,596,081)	180,090,892	(1,062,809)	D	152,028,083
			6,596,081	F
			(27,000,000)	I
Accumulated other comprehensive loss	—	(56,683,275)	—		(56,683,275)
Total stockholders’ deficit	8,830,564	160,296,317	(559,879)		168,567,002
Noncontrolling interest	—	359,277	—		359,277
Total liabilities, temporary equity, and stockholders’ equity (deficit)	$19,525,808	$255,246,347	$(10,224,442)		$264,547,713

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2024

	Pono Capital Two, Inc. (Historical)	SBC Medical Group Holdings Incorporated (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues, net - related parties	$—	$101,509,245	$—		$101,509,245
Revenues, net	—	6,400,877	—		6,400,877
Total revenues, net	—	107,910,122	—		107,910,122
Cost of revenues	—	28,971,072	—		28,971,072
Gross profit	—	78,939,050	—		78,939,050

Operating costs:
Formation and operations	923,287	—	—		923,287
Franchise tax expense	83,100	—	—		83,100
Misappropriation loss	—	—	—		—
Selling, general and administrative expenses	—	27,187,605	—		27,187,605
Total operating costs	1,006,387	27,187,605	—		28,193,992

Income (loss) from operations	(1,006,387)	51,751,445	—		50,745,058

Other income (expense)
Interest income	—	29,333	—		29,333
Interest expense	—	(10,432)	—		(10,432)
Interest and dividend income on investments held in Trust Account	491,297	—	(491,297)	AA	—
Other income	—	655,972	—		655,972
Other expenses	—	(1,951,292)	—		(1,951,292)
Gain on disposal of subsidiary	—	3,813,609	—		3,813,609
Total other income, net	491,297	2,537,190	(491,297)		2,537,190

Income (loss) before income tax provision	(515,090)	54,288,635	(491,297)		53,282,248

Income tax expense	(85,722)	(16,981,094)	—		(17,066,816)

Net income (loss)	(600,812)	37,307,541	(491,297)		36,215,432

Net income attributable to non-controlling interest	—	65,381	—		65,381
Net income (loss) attributable to the Company	(600,812)	37,242,160	(491,297)		36,150,051

Other comprehensive income (loss)
Foreign currency translation adjustment	—	(19,240,401)	—		(19,240,401)
Unrealized gain on available-for-sale investment	—	—	—		—
Total comprehensive income (loss)	$(600,812)	$18,067,140	$(491,297)		$16,975,031

Less: Comprehensive loss attributable to non-controlling interest	—	(70,000)	—		(70,000)
Comprehensive income (loss) attributable to the Company	$(600,812)	$18,137,140	$(491,297)		$17,045,031

Basic net (loss) per share, Class A common stock	$(0.11)	$—
Diluted net (loss) per share, Class A common stock	$(0.11)	$—
Basic net (loss) per share, Class B common stock	$(0.11)	$—
Diluted net (loss) per share, Class B common stock	$(0.11)	$—
Basic and diluted net income per share, common stock	$—	$4.69			$0.36
Weighted average common shares outstanding	—	7,949,000			100,743,253
Basic weighted average shares outstanding, Class A common stock	5,270,356	—
Diluted weighted average shares outstanding, Class A common stock	5,486,180	—
Basic weighted average shares outstanding, Class B common stock	1	—
Diluted weighted average shares outstanding, Class B common stock	1	—

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

	Pono Capital Two, Inc. (Historical)	SBC Medical Group Holdings Incorporated (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues, net - related parties	$—	$182,738,049	$—		$182,738,049
Revenues, net	—	10,804,374	—		10,804,374
Total revenues, net	—	193,542,423	—		193,542,423
Cost of revenues	—	56,238,385	—		56,238,385
Gross profit	—	137,304,038	—		137,304,038

Operating costs:
Formation and operations	1,635,452	—	—		1,635,452
Franchise tax expense	137,379	—	—		137,379
Misappropriation loss	—	409,030	—		409,030
Selling, general and administrative expenses	—	66,234,942	1,062,809	BB	94,297,751
			27,000,000	CC
Total operating costs	1,772,831	66,643,972	28,062,809		96,479,612
					—
Income (loss) from operations	(1,772,831)	70,660,066	(28,062,809)		40,824,426

Other income (expense)
Interest income	—	86,748	—		86,748
Interest expense	—	(45,292)	—		(45,292)
Interest and dividend income on investments held in Trust Account	2,641,407	—	(2,641,407)	AA	—
Other income	—	3,623,332	—		3,623,332
Other expenses	—	(745,519)	—		(745,519)
Total other income, net	2,641,407	2,919,269	(2,641,407)		2,919,269

Income before income tax provision	868,576	73,579,335	(30,704,216)		43,743,695

Income tax expense	(528,809)	(35,018,729)	—		(35,547,538)

Net income	339,767	38,560,606	(30,704,216)		8,196,157

Net loss attributable to non-controlling interest	—	(809,430)	—		(809,430)
Net income attributable to the Company	339,767	39,370,036	(30,704,216)		9,005,587

Other comprehensive income (loss)
Foreign currency translation adjustment	—	(12,855,686)	—		(12,855,686)
Unrealized gain on available-for-sale investment	—	(8,760)	—		(8,760)
Total comprehensive income (loss)	$339,767	$25,696,160	$(30,704,216)		$(4,668,289)

Less: Comprehensive loss attributable to non-controlling interest	—	(948,896)	—		(948,896)
Comprehensive income (loss) attributable to the Company	$339,767	$26,645,056	$(30,704,216)		$(3,719,393)

Basic net income per share, Class A common stock	$0.04	$—
Diluted net income per share, Class A common stock	$0.04	$—
Basic net income per share, Class B common stock	$0.04	$—
Diluted net income per share, Class B common stock	$0.04	$—
Basic and diluted net income per share, common stock	$—	$4.95			$0.08
Weighted average common shares outstanding	—	7,949,000			100,743,253
Basic weighted average shares outstanding, Class A common stock	7,840,002	—
Diluted weighted average shares outstanding, Class A common stock	7,900,002	—
Basic weighted average shares outstanding, Class B common stock	1,008,220	—
Diluted weighted average shares outstanding, Class B common stock	1,008,220	—

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The Merger was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Pono was treated as the “accounting acquiree” and SBC as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Merger was treated as the equivalent of SBC issuing shares for the net assets of Pono, followed by a recapitalization. The net assets of Pono will be stated at historical cost. Operations prior to the Merger will be those of SBC.

The unaudited pro forma condensed combined and consolidated balance sheet as of June 30, 2024 assumes that the Merger and related transactions occurred on June 30, 2024. The unaudited pro forma condensed combined and consolidated statement of operations for the six months ended June 30, 2024 and year ended December 31, 2023 gives pro forma effect to the Merger and related transactions as if they had occurred on January 1, 2023. These periods are presented on the basis that SBC is the acquirer for accounting purposes.

The pro forma adjustments reflecting the consummation of the Merger and related transactions are based on certain currently available information and certain assumptions and methodologies that Pono believes are reasonable under the circumstances. The unaudited condensed combined and consolidated pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Pono believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Merger and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined and consolidated financial information.

The unaudited pro forma condensed combined and consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Merger. The unaudited pro forma condensed combined and consolidated financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Merger and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Pono and SBC.

Note 2. Accounting Policies and Reclassifications

Upon consummation of the Merger, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined and consolidated financial information. As a result, the unaudited pro forma condensed combined and consolidated financial information does not assume any differences in accounting policies.

As part of the preparation of these unaudited pro forma condensed combined and consolidated financial statements, certain reclassifications were made to align Pono’s financial statement presentation with that of SBC.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Financial Information

The unaudited pro forma condensed combined and consolidated financial information has been prepared to illustrate the effect of the Merger and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Pono has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined and consolidated financial information. Pono and SBC have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined and consolidated statements of operations are based upon the pro forma number of shares of Pono common stock outstanding, assuming the Merger and related transactions occurred on January 1, 2023.

Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Balance Sheet

The adjustments included in the unaudited pro forma condensed combined and consolidated balance sheet as of June 30, 2024 are as follows:

A.	Reflects the redemption of 135,471 Pono Public Shares for aggregate redemption payments of $1.5 million in connection with the closing of the Merger.

B.	Reflects the reclassification of approximately $16.6 million of investments held in the Trust Account to cash and cash equivalents that becomes available at closing of the Merger, assuming no additional redemptions.

C.	Reflects the reclassification of Pono’s Class A common stock subject to possible redemption into permanent equity.

D.	Represents the payment of SBC transaction costs of $0.6 million, and Pono transactions costs of $5.8 million inclusive of advisory, banking, printing, legal and accounting fees that are expensed as a part of the Merger, deferred underwriting fees and equity issuance costs that are capitalized into additional paid-in capital. Of the total transaction costs, an amount of $0.4 million has been incurred, paid, and reflected in the historical financial statements of SBC, an amount of $0.1 million has been incurred and recorded in accounts payable reflected in the historical financial statements of Pono, and $0.7 million has been incurred and recorded in accrued expenses reflected in the historical financial statements of Pono and SBC.

E.	Represents the conversion of SBC convertible promissory note of $2.7 million into 270,000 shares of New Pono common stock. These 270,000 converted shares are included in adjustment G.

F.	Reflects the reclassification of Pono’s historical accumulated deficit into additional paid-in capital as part of the reverse recapitalization.

G.	Represents the issuance of 1,200,000 shares of common stock to the Sponsor at a par value of $0.0001 for no additional consideration as noted in section 5.22 of the Merger Agreement.

H.	Represents the issuance of Pono’s common stock at a par value of $0.0001 to SBC shareholders as consideration for the Merger.

I.	On November 18, 2022 (“Effective Date”), SBC entered into a Common Stock Purchase Warrant Agreement (the “Warrant Agreement”) with HeartCore Enterprise, Inc. (“HeartCore”) pursuant to which it agreed to compensate HeartCore with common stock purchase warrants (the “Warrants”), with an exercise price of $0.01 per share, in exchange for professional services to be provided by HeartCore in connection with its merger or other transaction with a special purpose acquisition company (“SPAC”) wherein SBC becomes a subsidiary of the SPAC (the “Merger”). Subsequently, in March 2024, HeartCore sold to Second ZUU Target Fund a portion of the Warrants which will represent an equivalent of 2% of the outstanding common stock on a fully diluted basis after the Merger in exchange for $9 million in cash. SBC has not received disclosures regarding the details of this transaction or the basis for the sale price determination. Therefore, SBC does not consider their transaction amount as a basis for warrant fair value calculation. Second ZUU Target Fund has no affiliations with SBC, its CEO, or the CEO’s relatives.

Since the issuance of the Warrants on November 18, 2022, SBC has not recognized any stock-based compensation expense for the Warrants as the performance condition of exercisability upon a consummation of the Merger is not considered probable until it occurs. The fair value assessment of the Warrants is currently in process, involving external experts. However, it is estimated that the Warrants will represent 2.7% of the outstanding common stock on a fully diluted basis, indicating a significant material impact. The management believes there will be a material charge related to these Warrants in the period that the Merger is consummated. Management estimates the maximum impact to be equivalent to 2.7% of SBC’s assumed enterprise value of approximately $1.0 billion (see “Background of the Business Combination” section) at the time the warrants were issued, which is approximately $27 million. This adjustment represents the unaudited pro forma condensed combined and consolidated balance sheet impact related to the recognition of an estimated $27 million in stock-based compensation, as further described in footnote CC below, as if the Merger was completed on June 30, 2024. The final fair value amount of the warrants recognized at the close of the Merger may differ materially from this amount.

Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined and consolidated statement of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023 are as follows:

AA.	Reflects elimination of investment income on the Trust Account.

BB.	Reflects estimated non-recurring transaction costs not already reflected in the historical financial statements of approximately $1.1 million as if incurred on January 1, 2023, the date the Merger occurred for the purposes of the unaudited pro forma condensed combined and consolidated statement of operations.

CC.	On November 18, 2022 (“Effective Date”), SBC entered into a Common Stock Purchase Warrant Agreement (the “Warrant Agreement”) with HeartCore Enterprise, Inc. (“HeartCore”) pursuant to which it agreed to compensate HeartCore with common stock purchase warrants (the “Warrants”), with an exercise price of $0.01 per share, in exchange for professional services to be provided by HeartCore in connection with its merger or other transaction with a special purpose acquisition company (“SPAC”) wherein SBC becomes a subsidiary of the SPAC (the “Merger”). Subsequently, in March 2024, HeartCore sold to Second ZUU Target Fund a portion of the Warrants which will represent an equivalent of 2% of the outstanding common stock on a fully diluted basis after the Merger in exchange for $9 million in cash. SBC has not received disclosures regarding the details of this transaction or the basis for the sale price determination. Therefore, SBC does not consider their transaction amount as a basis for warrant fair value calculation. Second ZUU Target Fund has no affiliations with SBC, its CEO, or the CEO’s relatives.

Since the issuance of the Warrants on November 18, 2022, SBC has not recognized any stock-based compensation expense for the Warrants as the performance condition of exercisability upon a consummation of the Merger is not considered probable until it occurs. The fair value assessment of the Warrants is currently in process, involving external experts. However, it is estimated that the Warrants will represent 2.7% of the outstanding common stock on a fully diluted basis, indicating a significant material impact. The management believes there will be a material charge related to these Warrants in the period that the Merger is consummated. Management estimates the maximum impact to be equivalent to 2.7% of SBC’s assumed enterprise value of approximately $1.0 billion (see “Background of the Business Combination” section on page 126) at the time the warrants were issued, which is approximately $27 million. This adjustment assumes the satisfaction of the performance condition of the Warrants at the time of the Merger and recognition of an estimated $27 million in stock-based compensation within the unaudited pro forma condensed combined and consolidated statement of operations for the year ended December 31, 2023. The final fair value amount of the warrants recognized at the close of the Merger may differ materially from this amount.

Note 4. Net Income per Share

Net income per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Merger, assuming the shares were outstanding since January 1, 2023. As the Merger is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Merger have been outstanding for the entirety of all periods presented.

	For the Six Months Ended June 30, 2024(1)	For the Year Ended December 31, 2023 (1)

Numerator:
Pro forma net income	$36,215,432	$8,196,157
Denominator:
Weighted average shares outstanding – basic and diluted (2)	100,743,253	100,743,253
Net income per share:
Basic and diluted	$0.36	$0.08

(1)	Pro forma net income per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined and Consolidated Financial Information.”

(2)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net income per share, basic and diluted, because their effect would have been anti-dilutive and/or issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods presented.